UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2009

RUTH’S HOSPITALITY GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51485	72-1060618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 International Parkway, Suite 100, Heathrow, Florida 32746

(Address of Principal executive offices, including Zip Code)

(407) 333-7440

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

General

On December 22, 2009, Ruth’s Hospitality Group, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Bruckmann, Rosser, Sherrill & Co. III, L.P. and BRS Coinvestor III, L.P. (collectively, “BRS”). Under this agreement, BRS will, subject to various terms and conditions, purchase from the Company $25 million of newly-created Series A 10% Convertible Preferred Stock (the “Preferred Stock”) of the Company (the “BRS Investment”).

In connection with and as a condition to the consummation of the BRS Investment, the Company intends to file a prospectus supplement with the Securities and Exchange Commission under the Company’s existing shelf registration statement on Form S-3 to commence a shareholder rights offering (the “Rights Offering”). Each stockholder of the Company as of the record date for the Rights Offering will be given the right to purchase additional shares of common stock of the Company in an amount and at a per share subscription price to be determined by the Company’s Board of Directors. It is a condition to the closing of the BRS Investment that the Company raise at least $25 million in gross proceeds in the Rights Offering. The Company intends to use the net proceeds of the BRS Investment and the Rights Offering to repay indebtedness under the Credit Agreement (as defined below). In addition, the Company is required by the rules of the Nasdaq Stock Market to obtain stockholder approval of the issuance of the Preferred Stock to BRS, and as a result the Company intends to file a proxy statement with the Securities and Exchange Commission in order to solicit shareholder approval at a special meeting of shareholders.

In addition, on December 22, 2009, the Company entered into the Second Amendment (the “Credit Agreement Amendment”) to the First Amended and Restated Credit Agreement and Limited Waiver (the “Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent and the lenders from time to time party thereto (the “Lenders”). The effectiveness of the Credit Agreement Amendment is conditioned upon the consummation of the BRS Investment and the Rights Offering and the use of the proceeds from those transactions to repay indebtedness outstanding under the Credit Agreement.

The Company currently intends to hold the shareholder meeting, close the Rights Offering and the BRS Investment and cause the Credit Agreement Amendment to become effective in the first quarter of 2010.

The Company has also entered into an Amended and Restated Registration Agreement (“MDP Registration Agreement”) with Madison Dearborn Capital Partners III, L.P., Madison Dearborn Special Equity III, L.P. and Special Advisors Fund I, LLC, (collectively, “MDP”) dated December 22, 2009.

Further detail regarding these agreements and transactions is set forth below.

Securities Purchase Agreement

The Preferred Stock Purchase

On December 22, 2009, the Company entered into the Securities Purchase Agreement with BRS, pursuant to which BRS will, subject to the terms and conditions contained therein, purchase 25,000 shares of the Company’s Preferred Stock for an aggregate purchase price of $25.0 million. The terms of the Preferred Stock will be set forth in the Certificate of Designations described below. The purchase of the Preferred Stock will close no later than the second business day following satisfaction or waiver of all of the closing conditions set forth in the Securities Purchase Agreement.

Governance Arrangements

Pursuant to the Securities Purchase Agreement and the Certificate of Designations, BRS will be entitled to designate one individual to the Company’s board of directors, who must be an employee of BRS or one of its affiliates. BRS intends to appoint Harold O. Rosser, a founder and managing director of BRS, as its initial designee. If BRS no longer has the right to designate a director under the Certificate of Designations, BRS will continue to be able to designate a director under the terms of the Securities Purchase Agreement so long as BRS beneficially owns at least 5% of the Company’s common stock on an as converted basis. In addition to the BRS designee, the Company and BRS will mutually seek to add to the Company’s board of directors an independent director with restaurant industry experience.

In addition, until the earlier of the date on which (i) BRS no longer beneficially owns at least 5% of the Company’s common stock on an as converted basis or (ii) BRS no longer has a representative serving on the Company’s board of directors (other than as a result of our stockholders failing to elect such designee), the Company must obtain the consent of 66 2/3% of the members of its board of directors to:

•

enter into a definitive agreement that provides for an “acquisition transaction” (as defined in the Securities Purchase Agreement), whether by merger, consolidation, sale of outstanding capital stock, sale of all or substantially all of the Company’s assets or otherwise;

•	sell or dispose of assets or properties of the Company involving consideration in excess of $25.0 million; or

•	purchase any assets or equity or merge with or into or any business combination involving, any other company or entity in a transaction in excess of $25.0 million.

Further, until the date on which BRS is no longer entitled to designate a director to the Company’s board of directors, the Company may not expand the size of the board of directors without BRS’ consent.

Standstill

The Securities Purchase Agreement provides that until the earliest of (i) the first anniversary of the closing of the issuance of the Preferred Stock, (ii) the date on which BRS ceases to own 5% of the Company’s common stock on an as converted basis and (iii) the occurrence of a potential “change of control” event of the Company (as defined in the Securities Purchase Agreement), without the prior consent of the Company’s board of directors, subject to certain exceptions, BRS may not acquire any additional voting securities of the Company, engage in any short selling or trading in any related derivative transactions, make a public announcement with respect to an acquisition transaction or take certain other actions.

Lock-Up and Transfer Restrictions

For the one-year period from the closing of the issuance of the Preferred Stock, BRS will not be permitted to transfer or otherwise dispose of its interest in the Preferred Stock or in any shares of common stock issued upon conversion of the Preferred Stock (other than to its permitted transferees or pursuant to certain other customary exceptions). In addition, subject to certain exceptions, commencing on the first anniversary and ending on the second anniversary of the closing of the issuance of the Preferred Stock, BRS will not be permitted to transfer its interest in the Preferred Stock or in any shares of common stock issued upon conversion of the Preferred Stock in a privately negotiated transaction to (i) any “competitor” of the Company (as defined in the Securities Purchase Agreement) or (ii) any person who would as a result of the transfer beneficially own more than 5% of the Company’s common stock (on an as converted basis) without the Company’s consent.

Preemptive Rights

For so long as BRS continues to beneficially own 5% or more of the Company’s common stock on an as converted basis, it will have customary preemptive rights in the event the Company offers securities to any person to purchase an amount of securities in the offering in proportion to the percentage of the Company’s common stock on an as converted basis held by BRS at the time of the offering. BRS will not have preemptive rights in the case of issuances made (i) pursuant to the granting or exercise of stock options or other equity-based awards pursuant to the Company’s stock plans or other incentive plans approved by its Board of Directors in the ordinary course of business, (ii) issuances made as consideration in an acquisition by the Company of another business entity, (iii) issuances upon conversion of, or as a dividend on, any convertible or exchangeable securities of the Company issued either (A) pursuant to the transactions contemplated by the Securities Purchase Agreement or (B) prior to December 22, 2009 and (iv) issuances as part of a bona fide public offering pursuant to a registration statement under the Securities Act underwritten on a firm commitment basis.

Information Rights

Pursuant to the terms of the Securities Purchase Agreement, so long as BRS continues to beneficially own 5% or more of the Company’s common stock on an as converted basis, the Company will provide BRS with customary information rights, including providing BRS with (i) unaudited monthly and unaudited quarterly financial statements, (ii) audited annual financial statements, (iii) a copy of the Company’s financial plan prior to the beginning of each fiscal year and any board-approved revisions thereof and (iv) other information as BRS reasonably requests that is consistent with the materials otherwise provided to members of the Company’s Board of Directors.

No Solicitation; Alternative Proposal

Prior to the earlier of the closing of the issuance of the Preferred Stock or the termination of the Securities Purchase Agreement, under the terms of the Securities Purchase Agreement, the Company is generally prohibited from taking any actions to pursue any transaction involving (i) the sale or issuance of the Company’s debt or equity securities that would result in the Company receiving gross proceeds in excess of $20 million (other than the Rights Offering) or (ii) any merger, consolidation, business combination, recapitalization or similar transaction, which, if consummated, would result in a third party acquiring more than 50% of the assets or equity interest of the Company (items (i) and (ii), each an “Alternative Proposal”). Notwithstanding this general restriction, however, the Company may engage in discussions regarding Alternative Proposals if the Company’s board of directors, after consultation with outside counsel, believes that its failure to consider such Alternative Proposal would result in a breach of the board’s fiduciary duties to its stockholders under applicable law.

Closing Conditions

Rights Offering

The sale of the Preferred Stock to BRS pursuant to the Securities Purchase Agreement is conditioned upon, among other items, the Company raising at least $25.0 million in gross proceeds in the Rights Offering described below. The Company has announced that it intends to file a prospectus supplement with the Securities and Exchange Commission under the Company’s existing shelf registration statement to commence a shareholder rights offering with targeted gross proceeds of up to $35 million in cash. Each stockholder of the Company as of the record date for the Rights Offering will be given the right to purchase additional shares of common stock of the Company in an amount and at a per share subscription price to be determined by the Company’s Board of Directors. The Company intends to use the net proceeds of the Rights Offering to repay indebtedness under its existing credit facility.

Shareholder Approval

As a condition to the closing of the issuance of the Preferred Stock, the Company must obtain shareholder approval. The Company intends to file a proxy statement with the Securities and Exchange Commission in order to solicit shareholder approval for the issuance of the Preferred Stock at a special meeting of shareholders in accordance with the requirements of the Nasdaq Stock Market. The Company currently intends to hold the shareholders meeting in the first quarter of 2010.

Appointment of Director

The closing of the issuance of the Preferred Stock is conditioned upon the BRS board member nominee being appointed and BRS receiving satisfactory evidence of such appointment.

Ownership Percentage

As a condition to closing, (i) the ownership percentage of the Company that BRS would have on an as-converted basis after the closing of the Rights Offering (assuming $25 million raised in the Rights Offering) may not be lower than 19.0% and (ii) the ownership percentage of the Company that BRS on an as-converted basis plus the purchasers of the stock rights issued in the Rights Offering (assuming $25 million raised in the Rights Offering) have may not be greater than 46.6%

Other Closing Conditions

The closing of the issuance of the Preferred Stock is also subject to satisfaction or waiver of other customary conditions, including compliance with covenants and the accuracy of representations and warranties provided in the Securities Purchase Agreement, including that no material adverse effect shall have occurred with respect to the Company prior to the closing of the issuance of the Preferred Stock and that the Credit Agreement Amendment shall have become effective.

Termination

The Securities Purchase Agreement may be terminated at any time prior to closing in certain circumstances, including:

•

by either BRS or the Company if the closing of the issuance of Preferred Stock has not occurred by April 21, 2010 (unless the failure to close is caused by a breach by the party seeking to terminate the Securities Purchase Agreement);

•	by mutual written consent of BRS and the Company;

•	by BRS if the Company has not obtained stockholder approval of the issuance of Preferred Stock within 120 days of December 22, 2009;

•	by either party if any governmental entity shall have taken action prohibiting any of the contemplated transactions;

•

by either party if the other party is in breach of, or has failed to comply with, any of its representations, warranties or covenants, and such breach or failure to comply is not curable, or has not been cured within 10 days of receipt of notice thereof; or

•

by either party if a “Material Adverse Effect” (as defined in the Securities Purchase Agreement) has occurred with respect to the other party, and such material adverse effect is not curable, or has not been cured within 10 days of receipt of notice thereof.

Fees and Expenses

Upon the closing of the issuance of the Preferred Stock, the Company will pay to an entity designated by BRS a placement fee equal to $625,000. In addition, the Company will pay up to $500,000 of the reasonable fees and expenses of BRS associated with the transaction incurred through the earlier of the closing or the termination of the Securities Purchase Agreement, including the reasonable fees and expenses of legal counsel to BRS.

In addition, in the event the Company stockholders do not approve the issuance of the Preferred Stock within 120 days after December 22, 2009 and the Securities Purchase Agreement is subsequently terminated as a result and (x) prior to the special meeting related to the issuance of the Preferred Stock, an Alternative Proposal has been publicly announced and not withdrawn and (y) within six months of the date of termination of the Securities Purchase Agreement the Company enters into an agreement to consummate such Alternative Proposal, it will be obligated to pay BRS a fee in the amount of $1.0 million upon the consummating of the Alternative Proposal.

Survival

The Securities Purchase Agreement contains customary representations and warranties. Certain of these representations and warranties will survive for 12 months following the closing.

Certificate of Designations

General

The Company does not currently have any shares of preferred stock issued and outstanding, and, therefore, the Preferred Stock will be the Company’s most senior equity security. The Preferred Stock will be convertible into shares of the Company’s common stock at the rates described below. The Preferred Stock has no stated maturity; however, the shares of Preferred Stock are subject to redemption by the Company and may be required to be redeemed by the holders in certain circumstances as described below.

Ranking

The Preferred Stock will have an initial liquidation preference of $1,000 per share and will rank senior to the Company’s common stock and any other stock that ranks junior to the Preferred Stock with respect to distributions of assets upon the liquidation, dissolution or winding up of the Company. So long as the Preferred Stock is outstanding, without the consent of a majority of the shares of Preferred stock no dividends, repurchases or other payments, subject to certain exclusions, may be made on any junior stock. Additionally, the Company may not repurchase any class of stock ranking equal with the Preferred Stock and may only pay dividends on such stock if all accumulated and accrued but unpaid dividends on the Preferred Stock are paid.

The shares of Preferred Stock will be equity interests in the Company and will not constitute indebtedness. In the event of bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the Company, its indebtedness will effectively rank senior to the Preferred Stock, and the holders of the indebtedness will be entitled to the satisfaction of any amounts owed to them prior to the payment of the then applicable liquidation preference of any capital stock, including the Preferred Stock.

Liquidation Rights

If the Company voluntarily or involuntarily liquidates, dissolves or winds up its affairs, each holder of the Preferred Stock will be entitled to receive out of the Company’s assets available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, and before any distribution of assets is made on the Company’s common stock or any of our other shares of stock ranking junior as to such a distribution to the Preferred Stock, a liquidating distribution in the amount that is the greater of (a) the aggregate liquidation preference of all such holder’s shares of Preferred Stock plus any accrued but unpaid dividends thereon and (b) the amount such holder would receive as a holder of common stock assuming the prior conversion of each of its shares of Preferred Stock.

In any such distribution, if the Company’s assets are not sufficient to pay the liquidation preferences in full to all holders of the Preferred Stock, the amounts paid to the holders of Preferred Stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of Preferred Stock means the initial liquidation preference of $1,000 plus any dividends paid by increasing the liquidation preference of the shares of Preferred Stock plus any accrued but unpaid dividends. If the liquidation preference has been paid in full to all holders of the Preferred Stock then the holders of the Company’s other stock shall be entitled to receive all of the Company’s remaining assets according to their respective rights and preferences.

Dividends

Dividends on the Preferred Stock will accrue at an annual rate of 10% of the then applicable liquidation preference of such Preferred Stock and will be payable on a quarterly basis when, as, and if declared by the Company’s board of directors. The Company may elect to satisfy its obligation to pay quarterly dividends in cash, or, by increasing the liquidation preference on the shares of Preferred Stock. In the event a dividend is declared with respect to the shares of the Company’s common stock, the holders of the Preferred Stock shall be entitled to receive such dividend in the amount that they would have received had they converted their shares of Preferred Stock into common stock immediately prior to the record date for such dividend.

Conversion; Anti-Dilution Adjustments

Each share of Preferred Stock will be convertible into the Company’s common stock in an amount equal to the then applicable liquidation preference of the Preferred Stock (plus accrued and unpaid dividends) divided by the then applicable conversion price. The initial conversion price will be set at the closing of the issuance of the Preferred Stock at 115% of the per share subscription price at which the Rights Offering is completed, provided that the initial conversion price will not be higher than $3.25 per share or lower then $2.90 per share. The conversion price will be subject to customary anti-dilution adjustments including, among other things:

•

issuances of shares of common stock as a dividend or distribution on shares of the common stock, to the extent the holders of the Preferred Stock are not entitled to receive such dividends or distributions, and share splits or share combinations;

•

issuances of rights, warrants or options (other than certain excluded issuances) entitling a holder to subscribe for or purchase shares of common stock at a price per share less than fair market value, to the extent the holders of the Preferred Stock are not entitled to subscribe for or purchase such shares;

•

distributions of shares of capital stock, evidences of indebtedness or other assets or property to all or substantially all holders of the common stock, subject to certain exclusions, and certain spin-off transactions, in each case to the extent the holders of the Preferred Stock are not entitled to participate in the distribution or spin-off transaction pursuant to its participation rights;

•	issuances of common stock at less than fair market value (subject to certain excluded issuances); and

•	payments in respect of repurchases of common stock by the Company or any of its subsidiaries for greater than fair market value.

Automatic Conversion

In addition, at any time after the second anniversary of the closing of the issuance of the Preferred Stock, if the closing price of the Company’s common stock is greater than or equal to 225% of the then applicable conversion price for a period of 20 trading days over any 30 consecutive trading days occurring completely after the second anniversary of the closing of the issuance of the Preferred Stock, then the Company may cause the conversion of all or part of the Preferred Stock into common stock at the then applicable conversion price.

Redemption

After the fifth anniversary of the issuance of the Preferred Stock, the Company may redeem all or any portion of the Preferred Stock at the then applicable liquidation preference plus an amount equal to accrued and unpaid dividends not previously added to the liquidation preference on such shares of Preferred Stock. In addition, following the seventh anniversary of the issuance or upon a “change of control” (as defined in the Certificate of Designations), the holders of the Preferred Stock may require the Company to redeem any or all outstanding shares of Preferred Stock, in whole or in part, at the then applicable liquidation preference of such Preferred Stock plus an amount equal to accrued and unpaid dividends not previously added to the liquidation preference on such shares of Preferred Stock.

Voting Rights

The holders of the Preferred Stock will be entitled to vote upon all matters upon which holders of common stock have the right to vote, such votes to be counted together with all other shares of capital stock having general voting powers and not separately as a class. The holders of the Preferred Stock will be entitled to the number of votes as the number of shares of common stock as the Preferred Stock is convertible into, subject to a cap mandated by the Nasdaq Stock market if the Preferred Stock is issued at a discount to the closing bid price of the Company’s common stock immediately prior to the execution of the Securities Purchase Agreement.

So long as any shares of Preferred Stock remain outstanding, the Company will not adopt or make, without the affirmative vote or consent of the holders of at least a majority of the outstanding Preferred Stock voting as a separate class, given in person or by proxy, either in writing or at a meeting:

•	any amendment to its Amended and Restated Certificate of Incorporation or Restated By-Laws that would adversely affect the rights of the holders of the Preferred Stock;

•	any amendment, alteration or change to the rights, preferences and privileges of the Preferred Stock;

•

any declaration of, or payment in respect of, any dividend or other distribution upon any shares of capital stock ranking equally to the Preferred Stock (“Parity Stock”) or junior to the Preferred Stock, including the common stock (“Junior Stock”);

•	any redemption, repurchase or acquisition of any Parity Stock, Junior Stock or any capital stock of any of the Company’s subsidiaries (subject to customary exceptions); and

•

the authorization of, issuance of, or reclassification into, Parity Stock (including additional shares of Preferred Stock), capital stock that would rank senior to the Preferred Stock or debt securities convertible into capital stock.

Registration Rights Agreement

The common stock issuable upon conversion of the Preferred Stock will be entitled to registration rights pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”) to be entered into between the Company and BRS at the closing of the BRS Investment. The Company is required to file an initial shelf registration statement for the benefit of the holders of Preferred Stock within nine months of the closing of the issuance of the Preferred Stock and such registration statement is required to be declared effective by the SEC prior to the first anniversary of the closing. In addition, following the first anniversary of the closing, BRS is entitled to three demand registration rights on Form S-3 and piggyback registration rights if the Company files a registration statement with respect to any shares of the Company’s common stock on the Company’s account or with respect to a public offering (subject to customary restrictions and exceptions). In addition, if the Company breaches certain of its obligations under the Registration Rights Agreement (including any of those related to the requirement to timely file registration statements and including the common stock issuable upon conversion of the Preferred Stock in any applicable registration statement), the dividend rate on the Preferred Stock will increase to 11% until the breach is cured.

Voting Agreements

The Company’s largest stockholder, Madison Dearborn Capital Partners III, L.P., and two of its affiliates who are also stockholders, and each of the Company’s directors and executive officers have entered into voting agreements pursuant to which they have agreed to vote at the special meeting of stockholders in favor of the issuance of the Preferred Stock under the terms of the Securities Purchase Agreement (the “Voting Agreements”). The obligation to vote in favor of the issuance of the Preferred Stock exists until the earlier of (i) the closing of the issuance of the Preferred Stock, (ii) the termination of the Securities Purchase Agreement, (iii) notice from BRS or (iv) as mutually agreed upon by the parties. During the term of the Voting Agreements (or 150 days from the date of the Securities Purchase Agreement for MDP), MDP and the Company’s directors and executive officers may not transfer their common stock, unless the transferee agrees to be bound by the applicable Voting Agreement.

Credit Agreement Amendment

On December 22, 2009, the Company and the Lenders entered into the Second Amendment to the First Amended and Restated Credit Agreement and Limited Waiver. For the Credit Agreement Amendment to become effective, the Company must satisfy certain conditions prior to March 31, 2010. These conditions include:

•	delivery of customary corporate organizational documents and certificates;

•	receipt of a satisfactory legal opinion;

•	receipt of $42.5 million in net cash proceeds from the Rights Offering and Preferred Stock issuance;

•	a payment of an amendment fee equal to 0.75% of each Lender’s current loan amount; and

•	other customary closing conditions.

The revolving loan commitment will be reduced from $175 million to $130 million. The Credit Agreement Amendment will extend the termination date of the Credit Agreement from February 19, 2013 until the earlier of the fifth anniversary of the effective date of the Credit Agreement Amendment or February 19, 2015. The Credit Agreement Amendment also will increase the interest rates applicable to borrowings based on the Company’s actual leverage ratio, ranging from 3.25% to 5.00% (from 2.50% to 4.25%) above the applicable LIBOR rate or, at the Company’s option, from 2.00% to 3.75% (from 1.25% to 3.00%) above the applicable base rate. Additionally, the Credit Agreement Amendment will apply the higher commitment fee of 0.500% at a consolidated leverage ratio of 3.50:1.00 instead of the previous 3.25:1.00.

Covenant Changes

The minimum EBITDA covenant will be removed. The Company’s capital expenditure covenant will be raised from $10 million to $12.5 million per year. Additionally, if the Company meets certain leverage requirement its capital expenditure covenant will be increased either an additional $7.5 million or $12.5 million, from a previous limit of $5.0 million and $10.0 million, respectively. The Company’s restricted payment covenant will prohibit stock repurchases in fiscal year 2010 and thereafter the limit on any stock repurchases will be lowered from $50 million to $25 million annually. Both the fixed charges ratio and consolidated leverage ratio will be removed for the first three quarters of fiscal year 2010. The Company’s fixed charges ratio will be lowered from a minimum of 1.50:1.00 to 1.35:1.00. The Company’s consolidated leverage ratio will decrease from a high of 3.80:1.00 to 2.75:1.00 over the term of the Credit Agreement.

MDP Amended and Restated Registration Agreement

On December 22, 2009, the Company and MDP entered into an Amended and Restated Registration Rights Agreement, which amended and restated MDP’s existing registration rights. Pursuant to the Amended and Restated Registration Rights Agreement, MDP is entitled to five demand registration rights on Form S-3 and unlimited piggyback registration rights if the Company files a registration statement with respect to any shares of the Company’s common stock offered by the Company or by its stockholders (subject to customary restrictions and exceptions). The MDP Registration Agreement contains customary registration procedures and indemnification obligations of the Company.

Item 3.02	Unregistered Sales of Equity Securities.

As described in Item 1.01 above, pursuant to the Securities Purchase Agreement, the Company has agreed to sell to BRS shares of Preferred Stock. The offer and sale of the shares of Preferred Stock through the Securities

Purchase Agreement are being made in reliance an exemption from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. The terms of conversion of the Preferred Stock are set forth in Item 1.01 above. The information in Item 1.01 above is incorporated into this Item 3.02 by reference.

Item 8.01	Other Events.

The Company also announced on December 22, 2009 that it completed the sale of its corporate headquarters and intends to relocate to another location in Heathrow, Florida. The transaction generated net proceeds of approximately $9.7 million with proceeds used to reduce borrowings under the credit facility. After giving effect to this repayment, the credit facility stood at $130.5 million as of December 21, 2009, down from $160.2 million as of December 28, 2008.

Important Notice

The Company has filed a registration statement (including a prospectus) with the SEC (File No. 333-160231) and intends to file a prospectus supplement with respect to the proposed Rights Offering. Before you invest, you should read the prospectus and, when filed, the prospectus supplement and other documents the Company has filed with the SEC for more complete information about the Company and the Rights Offering.

In connection with the proposed BRS Investment, the Company intends to file a preliminary and definitive proxy statement with the SEC and to mail the definitive proxy statement to the Company’s shareholders. The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the BRS Investment. Information about the Company’s directors and executive officers and their ownership of its securities will be set forth in the preliminary and definitive proxy statements to be filed by the Company with the SEC.

Stockholders and investors should read the definitive proxy statement and the prospectus supplement carefully before making any voting or other investment decision because these documents will contain important information.

Item 9.01	Financial Statements and Exhibits.

  (d) Exhibits

Exhibit No.	Description

4.1	Securities Purchase Agreement, dated December 22, 2009, by and among Ruth’s Hospitality Group, Inc., Bruckmann, Rosser, Sherrill & Co. III, L.P. and BRS Coinvestor III, L.P.

4.2	Amended and Restated Registration Agreement, dated December 22, 2009, by and among Ruth’s Hospitality Group, Inc. and Madison Dearborn Capital Partners III, L.P., Madison Dearborn Special Equity III, L.P. and Special Advisors Fund I, LLC.

10.1	Second Amendment to First Amended and Restated Credit Agreement and Limited Waiver, dated December 22, 2009, by and among Ruth’s Hospitality Group, Inc., Wells Fargo Bank, National Association, as administrative agent and the lenders from time to time party thereto.

10.2	Voting Agreement, dated December 22, 2009, by and among Ruth’s Hospitality Group, Inc., Bruckmann, Rosser, Sherrill & Co. III, L.P. and BRS Coinvestor III, L.P., Madison Dearborn Capital Partners III, L.P., Madison Dearborn Special Equity III, L.P. and Special Advisors Fund I, LLC.

10.3	Form of Voting Agreement by and among Ruth’s Hospitality Group, Inc., Bruckmann, Rosser, Sherrill & Co. III, L.P. and BRS Coinvestor III, L.P. and a schedule of certain stockholders of Ruth’s Hospitality Group, Inc. signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUTH’S HOSPITALITY GROUP, INC.

/S/ BRIAN M. JUDGE
Date: December 23, 2009	Brian M. Judge
	Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description

4.1	Securities Purchase Agreement, dated December 22, 2009, among Ruth’s Hospitality Group, Inc., Bruckmann, Rosser, Sherrill & Co. III, L.P. and BRS Coinvestor III, L.P.

4.2	Amended and Restated Registration Agreement, dated December 22, 2009, by and among Ruth’s Hospitality Group, Inc. and Madison Dearborn Capital Partners III, L.P., Madison Dearborn Special Equity III, L.P. and Special Advisors Fund I, LLC.

10.1	Second Amendment to First Amended and Restated Credit Agreement and Limited Waiver, dated December 22, 2009, by and among Ruth’s Hospitality Group, Inc., Wells Fargo Bank, National Association, as administrative agent and the lenders from time to time party thereto.

10.2	Voting Agreement, dated December 22, 2009, by and among Ruth’s Hospitality Group, Inc., Bruckmann, Rosser, Sherrill & Co. III, L.P. and BRS Coinvestor III, L.P., Madison Dearborn Capital Partners III, L.P., Madison Dearborn Special Equity III, L.P. and Special Advisors Fund I, LLC.

10.3	Form of Voting Agreement by and among Ruth’s Hospitality Group, Inc., Bruckmann, Rosser, Sherrill & Co. III, L.P. and BRS Coinvestor III, L.P. and a schedule of certain stockholders of Ruth’s Hospitality Group, Inc. signatory thereto.